Exhibit 99

THE MIDLAND COMPANY

7000 MIDLAND BOULEVARD
AMELIA, OHIO 45102-2607
(513) 943-7100

MAILING ADDRESS
P.O BOX 1256
CINCINNATI, OHIO 45201

For Immediate Release	February 10, 2005

Contact:
John I. Von Lehman, Executive Vice President and CFO
(513) 943-7100

The Midland Company Reports Record Results
for Fourth Quarter and Full Year

• Record Earnings of $1.22 Per Share for Fourth Quarter

• Record Earnings of $2.83 Per Share for Full Year

• Solid Underwriting Results Drive Record Earnings

• Positive Outlook for 2005

Cincinnati, OH, February 10, 2005 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today reported record fourth quarter 2004 net income of $23.6 million, or $1.22 per share, including 14 cents in realized capital gains, compared with $10.0 million, or 56 cents per share, which included 9 cents in realized capital gains in the fourth quarter of 2003. Revenue for the quarter increased 10.1 percent to $204.8 million, compared with $186.0 million in the previous year’s fourth quarter. All per share amounts are presented on an after-tax, diluted basis.

John W. Hayden, Midland’s president and chief executive officer, said, “We are genuinely excited about our fourth quarter results, which were well ahead of previous estimates. We continued to experience solid underwriting results from our major product lines, as reflected in our property and casualty combined ratio of 89.0 percent for the quarter. Our solid performance underscores our expertise in the specialty property and casualty insurance marketplace.

“American Modern’s strong underwriting results were led by our property products, which include manufactured housing and site-built dwelling. The manufactured housing combined ratio for the fourth quarter was solid at 89.0 percent. Our site-built dwelling product completed a terrific year, finishing with a fourth quarter combined ratio of 92.9 percent, a 20 percentage point improvement from the year-ago level. We believe these results exemplify our market leadership and expertise in our chosen markets.”

Hayden also commented on the underwriting results from American Modern’s personal lines casualty products, which include motorcycle, watercraft, snowmobile and recreational vehicle. “In 2004, we achieved marked improvement in the underwriting results from our personal lines casualty products. In the fourth quarter, the combined ratio for all personal lines casualty products was 84.5 percent, an improvement of over 23 percentage points from last year’s fourth quarter. Most notably, we made significant headway in turning the motorcycle product to profitability and remain well ahead of our plan. In fact, for the full year, the motorcycle line generated a net profit of 6 cents per share versus a net loss of 58 cents per share in 2003. Clearly, the underwriting actions and rate increases have been effective. We believe we are now well positioned for future profitable growth in the motorcycle line.”

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

Midland’s wholly owned insurance subsidiary, American Modern Insurance Group, specializes in providing insurance products and services for specialty markets such as manufactured housing, site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, collector cars and credit life and a variety of related financial institution credit insurance products. American Modern’s products and services are offered through diverse distribution channels.

Record Full Year Results

Midland also reported record earnings for the full year ended December 31, 2004. Net income for the year was $54.2 million, or $2.83 per share, including 34 cents in net realized capital gains. That compares with net income of $23.3 million, or $1.30 per share in 2003, which included 17 cents in net realized capital gains. Revenue for 2004 was $783.8 million compared with $718.2 million in 2003, an increase of 9.1 percent.

Premium Growth Driven by Core Strategies

In the fourth quarter, American Modern’s total property and casualty gross written premium grew 8.6 percent to $166.7 million, including a 4.1 percent increase in manufactured housing gross written premium to $76.4 million. Gross written premium in all other property and casualty specialty lines collectively grew 12.8 percent to $90.3 million. This growth was fueled by strong growth in collateral protection, excess and surplus lines and mortgage fire premiums.

For the full year, American Modern’s total property and casualty gross written premium grew 8.8 percent to $722.4 million, with manufactured housing premium increasing 4.3 percent to $334.1 million. Gross written premium in all other property and casualty specialty lines collectively grew 13.0 percent to $388.3 million for the year.

“We are pleased with the growth in our manufactured housing lines, considering the lingering conditions in the point of sale market,” Hayden said. “Despite the continued downturn in manufactured housing shipments in 2004, American Modern successfully expanded its manufactured housing premium. We achieved these results through the strategic conversion of targeted books of business (where we obtain a book of business or future renewals from an agent), rate increases and a continued focus on policyholder retention. We intend to employ these same core growth strategies to again moderately grow our manufactured housing premium in 2005.

“The strategic conversion of books of business also fueled premium growth in other products, namely our collateral protection product, which is sold to financial institutions. Over the last twelve months, our collateral protection gross written premium has more than doubled to $52.1 million. The specialty focus of collateral protection and other products sold to financial institutions fits well into our specialty market niche. In fact, we foresee significant growth opportunities in the financial service products in the years to come,” Hayden said.

Record Results Despite Above Normal Level of Catastrophe Losses

Four Florida hurricanes, which made landfall during the third quarter, resulted in a higher than normal level of catastrophe losses for the full year. Midland estimates that these higher than normal catastrophe losses, after considering reinsurance recoveries and other catastrophe related items, reduced earnings by approximately 27 cents per share. Hayden also indicated that losses from the four Florida hurricanes remained in line with the company’s previously reported estimate.

Hayden said, “We are particularly gratified to deliver record results in a year with higher than normal catastrophe losses. Our comprehensive reinsurance program, disciplined exposure management and claim expertise certainly softened the impact of the catastrophe losses and demonstrated our sound business fundamentals.” Hayden emphasized that the company is among the very best in the industry in handling high volume catastrophe claim situations.

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

Property Lines Deliver Consistently Strong Underwriting Results

“Manufactured housing, our largest product offering, again delivered strong underwriting results, even after higher catastrophe losses than a year ago,” Hayden said. American Modern’s manufactured housing combined ratio stayed steady at 94.9 percent for the full year 2004 and 2003. More importantly, excluding catastrophe losses, this ratio improved two percentage points to 86.0 percent for the year. The fire loss ratio for the full year was 18.9 percent, compared to 19.2 percent in 2003. Our fire loss ratio has not exceeded 20 percent in seven out of the last eight quarters. This ratio is our lead indicator for rate adequacy in the manufactured housing line.

“During 2004, our site-built dwelling gross written premium grew very nicely, and more importantly, grew profitably. Gross written premium was up 7.1 percent to $88.4 million. The combined ratio for the full year was 93.2 percent, an improvement of nearly 15 percentage points versus a year ago. The product changes we have implemented in this line coupled with the benefit of rate increases leaves us well positioned in this niche marketplace,” Hayden said. “As a reminder, our site-built products target classes below the conventional homeowner’s marketplace, where coverages are not as broad and rate levels are more adequate.”

Dramatic Improvement in Motorcycle Line

“Going into 2004, we emphasized improvement in our motorcycle results as ‘the number one most critical thing’ in our organization. As part of our plan, we added depth and expertise to our casualty team. And, we worked diligently to take the necessary underwriting and rate actions. We are very happy to report dramatic improvement in our motorcycle results for 2004. The combined ratio for the full year 2004 decreased 29 percentage points to 102.3 percent. After considering fee income and investment income on the premium flow, motorcycle produced an after-tax net profit of 6 cents per share for the full year,” Hayden said.

“Although we are very proud of this dramatic improvement and bottom-line profitability in the motorcycle line, we will not rest until we have achieved our targeted underwriting objectives. We believe we are on that track, and will work towards moderately growing our motorcycle premium in 2005,” Hayden concluded.

Profits and Investment Portfolio Growth Lead to Record Book Value Per Share

The market value of Midland’s investment portfolio rose to $971.4 million at December 31, 2004, compared with $846.3 million at year-end 2003. Net pre-tax investment income (excluding capital gains/losses) was $10.1 million for the fourth quarter compared with $8.4 million in 2003’s fourth quarter. For the year, net pre-tax investment income was $37.2 million, up 11.7 percent from $33.3 million in 2003. The annualized pre-tax equivalent yield, on a cost basis, of the fixed income portfolio was 5.3 percent in 2004 compared with 5.5 percent in 2003.

Midland’s shareholders’ equity increased to a record $432.3 million, resulting in a record book value per share of $22.98 at December 31, 2004, up 13.9 percent from $20.18 per share last year. Shareholders’ equity at December 31, 2004 includes approximately $25 million in net proceeds from the previously reported sale of 1.2 million shares of Midland common stock in the first quarter of 2004. The company’s book value per share has grown at a compounded annual rate of 12.1 percent over the last 10 years.

After-tax net realized investment gains from the investment portfolio totaled 34 cents per share in 2004 compared with 17 cents per share in 2003. There were no write-downs or other-than-temporary impairments related to the investment portfolio in 2004.

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

“Midland’s record of long-term performance is reflected in our A+ rating from independent firms, such as A.M. Best, our inclusion in the Ward’s Top 50 list of top performing property and casualty insurers and in our history of increasing shareholder value,” Hayden said. “Our common stock continues to outperform the broader market and virtually every relevant index for the 5-, 10-, 15- and 20-year periods ended December 31, 2004. In January 2005, our Board of Directors reiterated its confidence in our future by boosting the indicated annual dividend 9.8 percent to an annualized rate of 22.5 cents per share. This is the 19th consecutive year that Midland has increased its annual dividend.”

Positive Outlook for 2005

“We generated record earnings in 2004, largely due to the solid performance of our major specialty products. Assuming normal weather patterns, we anticipate another strong performance from these products in 2005, and a full year 2005 property and casualty combined ratio in the range of 95 to 96.5 percent,” Hayden said. “Based on these levels of underwriting profit coupled with a moderately higher level of investment income, we anticipate full year 2005 net income in the range of $49.0 million to $55.0 million, or $2.55 to $2.85 per share, assuming no realized capital gains or losses.

“American Modern is a recognized leader in specialty insurance products and services,” Hayden said. “We were able to demonstrate our value and sound business fundamentals during 2004 and expect to carry this momentum into 2005. The first quarter is off to a good start, with indications of solid underwriting results for January,” Hayden said.

About the Company

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq National Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

Forward Looking Statements Disclosure

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2005 and beyond. The forward-looking statements involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company’s business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company’s filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

THE MIDLAND COMPANY
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three-Months Ended			Twelve-Months Ended
		December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change

Revenues	$204,756	$186,035	10.1%	$783,841	$718,187	9.1%

Net Income	$23,642	$9,955		$54,238	$23,276

Net Income per Share (Diluted)	$1.22	$0.56		$2.83	$1.30

Dividends Declared per Share	$0.05125	$0.04750	7.9%	$0.20500	$0.19000	7.9%

Market Value per Share	$31.27	$23.62	32.4%	$31.27	$23.62	32.4%

Book Value per Share	$22.98	$20.18	13.9%	$22.98	$20.18	13.9%

Shares Outstanding	18,807	17,643		18,807	17,643

AMIG’s Property and Casualty Operations:
Direct and Assumed Written Premium	$166,715	$153,523	8.6%	$722,394	$663,972	8.8%

Net Written Premium	$156,217	$140,411	11.3%	$671,985	$616,709	9.0%

Combined Ratio (GAAP)	89.0%	100.2%		96.4%	103.1%

Combined Ratio (GAAP) - Excluding Catastrophe Losses	87.8%	96.7%		90.0%	97.1%

Note:

Dollar amounts in thousands except per share data.

Certain prior year amounts have been reclassified to conform to the current year presentation.

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

THE MIDLAND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three-Months Ended		Twelve-Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Insurance:
Premiums earned	$174,234	$163,268	$677,584	$638,038
Net investment income	10,103	8,418	37,165	33,279
Net realized investment gains	4,207	2,326	9,933	4,566
Other insurance income	3,534	3,519	13,780	14,064
Transportation	12,678	8,504	45,379	28,240

Total	$204,756	$186,035	$783,841	$718,187

Costs and Expenses:
Insurance:
Losses and loss adjustment expenses	71,923	95,010	348,611	392,232
Commissions and other policy acquisition costs	54,686	43,946	201,155	177,622
Operating and administrative expenses	30,104	24,379	108,536	87,714
Transportation operating expenses	12,176	7,889	43,266	26,645
Interest expense	1,283	960	5,169	3,742

Total	$170,172	$172,184	$706,737	$687,955

Income Before Federal Income Tax	34,584	13,851	77,104	30,232
Provision for Federal Income Tax	10,942	3,896	22,866	6,956

Net Income	$23,642	$9,955	$54,238	$23,276

Basic Earnings per Common Share:	$1.26	$0.57	$2.91	$1.34

Diluted Earnings per Common Share:	$1.22	$0.56	$2.83	$1.30

Dividends per Common Share	$0.05125	$0.04750	$0.20500	$0.19000

Note:

Dollar amounts in thousands except per share data.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Twelve Months Ended December 31:
Basic earnings per common share have been computed by dividing net income by 18,618 shares in 2004 and 17,417 shares in 2003.

Diluted earnings per common share have been computed by dividing net income by 19,190 shares in 2004 and 17,937 shares in 2003.

Three Months Ended December 31:
Basic earnings per common share have been computed by dividing net income by 18,789 shares in 2004 and 17,438 shares in 2003.

Diluted earnings per common share have been computed by dividing net income by 19,429 shares in 2004 and 17,997 shares in 2003.

The diluted earnings per share calculations comprehend outstanding stock options and restricted stock awards.

The Midland Company Reports Record Results for Fourth Quarter and Full Year
February 10, 2005

THE MIDLAND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2004	2003

ASSETS
Cash and Marketable Securities	$978,296	$848,708
Receivables — Net	201,705	164,998
Property, Plant and Equipment — Net	68,312	69,328
Deferred Insurance Policy Acquisition Costs	90,423	87,873
Other	25,949	21,309

Total Assets	$1,364,685	$1,192,216

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unearned Insurance Premiums	$390,447	$383,869
Insurance Loss Reserves	232,915	204,833
Long-Term Debt	82,729	62,217
Short-Term Borrowings	33,177	33,625
Deferred Federal Income Tax	47,604	47,429
Other Payables and Accruals	145,537	104,185
Shareholders’ Equity	432,276	356,058

Total Liabilities and Shareholders’ Equity	$1,364,685	$1,192,216

Market Value per Common Share	$31.27	$23.62

Book Value per Common Share	$22.98	$20.18

Common Shares Outstanding	18,807	17,643

Note:

Amounts in thousands except per share data.

Certain prior year amounts have been reclassified to conform to the current year presentation.